SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2014

Myriad Interactive Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27645	88-0258277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Ingram Drive, Suite 128, Toronto, Ontario, Canada	M6M 2L7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 648-9366 Ext. 2

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On January 13, 2014, we obtained funding in the amount of $55,000 under a Convertible Promissory Note issued to Eckart Keil (the “Note”). The Note bears interest at an annual rate of one percent (1%), with all principal and interest due on or before July 13, 2014. The Note is convertible at the option of the holder to shares of our common stock. The Note is convertible at between 65% and 80% of the market price for our common stock, with the discount to market lessening gradually over the course of the first 180 days. Market price is defined as the average closing price for our common stock over the twenty trading days preceding the conversion.

The foregoing is a summary of the material terms of the Note, which also contains various representations, warranties, and other terms. The Note should be reviewed in its entirety for additional information.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myriad Interactive Media, Inc.

/s/ Derek Ivany

Derek Ivany
Chief Executive Officer

Date: January 22, 2014

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